Exhibit 99.1

American Apparel, Inc. Provides Preliminary Financial Results for 2013; an EBITDA Forecast for 2014; and Preliminary February Sales Results

LOS ANGELES--(BUSINESS WIRE)-
American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today provided information with respect to the following:

•	Preliminary 2013 Financial Results (Unaudited)

•	2014 Sales and EBITDA Guidance

•	Preliminary Sales Results for February 2014

•	Receipt of Noncompliance Notice from NYSE MKT

Preliminary 2013 Financial Results
Preliminary unaudited financial results for 2013 are as follows:
Sales:

•	Net sales of $634 million, an increase of 3%.

•	Comparable store sales including online sales, an increase of 3%.

•	Wholesale net sales of $180.7 million, an increase of 4%.

Adjusted EBITDA:
The Company estimates for the year ended December 31, 2013 adjusted EBITDA will be between $7 million to $9 million as compared to $36.6 million for the year ended December 31, 2012. The following reconciles the change in adjusted EBITDA from 2012 to the estimated range for 2013 ( in millions):

2012 Adjusted EBITDA	$36.6

Gross margin impact of higher sales	9.0
Incremental costs associated with new distribution center	(14.9)
Increased production costs	(6.9)
Physical inventory adjustment	(2.0)
Increased retail discounting to stimulate Q4 sales	(2.1)
Other gross profit reduction including foreign currency effect	(1.1)
Increased selling expense, primarily variable costs associated with increased sales	(4.2)
Increased operating lease costs, primarily for information technology additions	(5.6)
Other	(1.1) to 0.9

2013 Adjusted EBITDA - Estimated range	$7.0 to $9.0
The above information is preliminary and subject to year-end accounting processes and external review and audit by the Company's independent registered public accounting firm. Please refer to the discussion later in this press release related to the use of Adjusted EBITDA as a non-GAAP financial measure.

2014 Sales and EBITDA Guidance
For 2014, we are projecting net sales between $634 million and $658 million based upon a flat to 4% overall increase in net sales.
Adjusted EBITDA is estimated in the range of $40 million to $50 million. Capital expenditures are estimated at $12 million with a marginal number of new store openings. Raw material costs are estimated at current prices and foreign currency exchange rates are estimated to remain at current levels.
According to Dov Charney, Chairman and CEO of American Apparel, Inc., “The challenged implementation of our new distribution center had a material negative impact on the Company in terms of actual costs as shown in the above table (estimated at $14.9 million). Naturally, the disrupted flow of merchandise to our stores, wholesale clients, and online customers had an immediate negative impact on sales. These disruptions impaired our ability to react to demand trends and properly plan production flows and resulted in production cost overruns and excessive overtime charges. However, the La Mirada Center has been operating as designed since mid-November. Our distribution costs have dramatically declined and in January they were substantially less than what we incurred last year. Although we expect to make further cost improvements, the vast majority of the needed cost reductions have already been implemented. We expect that 2014 sales and costs will be enhanced by the operation of the La Mirada facility. Although this was a painful and costly endeavor it was necessary in order for us to achieve the future productivity and growth potential associated with the American Apparel brand.
"Additionally in late 2013 and into January 2014, we implemented an aggressive program to reduce overhead costs. To date we have eliminated in excess of $9 million in such annual operating expenses. We expect that almost the entire amount of the overhead savings will be realized in 2014. These cost reductions primarily impact the Company’s manufacturing and administrative functions. We also closed another warehouse facility in December bringing the total warehouse closures in 2013 to three. Although 2013 results were burdened with the costs of the closures we will receive a meaningful financial benefit from these closures in 2014 and beyond. We continue to work to further reduce overhead costs.
"We invested substantially in our infrastructure in 2012 and 2013 and almost all of these projects have been implemented. We expect 2014 to be a year where we return our full focus to exploiting the strength of our brand and delivering exceptional service to our retail and wholesale customers. We are committed to delivering a return on the investments we have made in our business.”
The following reconciles estimated changes in Adjusted EBITDA from the midpoint of our estimate for 2013 to the midpoint contained in our guidance for 2014 ( in millions):

2013 Adjusted EBITDA (at midpoint)	$8.0

Gross profit impact of increasing sales, at midpoint	6.1
Elimination of costs for the La Mirada distribution center	14.9
Reduction in overhead, primarily manufacturing	9.1
Physical inventory adjustment	2.0
Impact of reduced discounting	3.3
Other	1.6

2014 Adjusted EBITDA (at midpoint)	$45.0

February Sales Results
On a preliminary basis, for the month of February 2014, total net sales were $42.1 million, a decrease of 1% from last February. Comparable sales decreased 5%, including a 7% decrease in comparable store sales in the retail store channel and a 3% increase in net sales in the online channel. Wholesale net sales increased 9% over the prior year.
The following delineates the components of the changes for the periods indicated:

	February		YTD February
	2014	2013	2014	2013
Comparable store sales
Stores	(7)%	3%	(6)%	5%
Online	3%	24%	(4)%	24%
Total	(5)%	5%	(5)%	8%

Sales growth
Wholesale	9%	2%	7%	8%
Total	(1)%	4%	(1)%	7%

The Company believes that the February sales results were significantly impacted by the extraordinarily severe winter weather in regions where we have a concentration of stores.

American Apparel Receives Noncompliance Notice from NYSE MKT
On February 28, 2014, American Apparel received a letter from the NYSE MKT LLC (the “Exchange”) stating that the Company is not in compliance with the continued listing standards of the Exchange set forth in Section 1003(a)(iv) (financial impairment) of the NYSE MKT LLC Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by March 21, 2014 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by April 15, 2014. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic review by the Exchange. If the plan is not accepted but the Company is not in compliance with the continued listing standards by April 15, 2014, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate.
The Exchange's notice has no immediate effect on the listing of the Company's common stock on the Exchange. The Company's management is pursuing options to address the Company's financial requirements and intends to submit such a plan on or before the deadline set by the Exchange.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of February 28, 2014, American Apparel had approximately 10,000 employees and operated 246 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity (including the impact of noncompliance with, and availability under, our debt instruments and waivers or amendments of those instruments), results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to negotiate with our lenders covenants that will allow for us to regain and maintain compliance with our debt agreements, our ability to generate cash flow to service our debt and the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to regain and maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; our ability to renew leases at existing locations on economic terms; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market and increases in minimum wages; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to operate our distribution facility located in La Mirada, California without further unanticipated costs, negative sales impact or other transition issues, including the ability to achieve, as and when planned, labor cost reductions; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; litigation and other inquiries and investigations, including the risks that we, or our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales, wholesale net sales and associated margins; location of our facilities in the same geographic area; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Qs for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
(213) 488-0226
or
ICR, Inc.
John Rouleau
Managing Director
(203) 682-8342
John.Rouleau@icrinc.com

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization. Consolidated Adjusted EBITDA represents EBITDA further adjusted for other expense (income), foreign currency loss (gain), retail store impairment, and share based compensation expense.
American Apparel's management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
Adjusted EBITDA also is used by American Apparel's management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel's lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in millions)
(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Net loss	$(122.1)	$(37.2)
Income tax provision	1.8	3.8
Interest and other expense, net	91.8	34.3
Depreciation and amortization	26.0	23.0
Retail store impairment	1.5	1.6
Share-based compensation expense	8.4	10.6
Other	0.6	0.5

Consolidated Adjusted EBITDA (2013 at midpoint of estimated range)	$8.0	$36.6

The following table reflects the forecasted guidance range for 2014 for Adjusted EBITDA and reconciles such Adjusted EBITDA guidance to net loss:

Twelve Months Ended
December 31, 2014

Mid-Point of Range

Net loss	$(24)
Income tax provision	2
Interest and other expense, net	39
Depreciation and amortization	24
Share-based compensation expense	4

Consolidated Adjusted EBITDA	$45